SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 12, 2020

(Date of earliest event reported)

Commission File No.: 0-25969
URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                            52-1166660
(State or other jurisdiction of                                                     (I.R.S. Employer Identification No.)
incorporation or organization)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

 On May 12, 2020, Urban One, Inc. (the "Company"), received a written notification (the "Notice") from the Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company's Class D common stock shares were not in compliance with Nasdaq Listing Rule 5550(a)(2) as the Class D shares closing bid price was below $1.00 per share for the previous thirty (30) consecutive business days.  The Company's Class A common stock was not impacted by the Notice and remains in compliance with all listing requirements.

Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the Company would be granted a 180-calendar day compliance period, or until November 8, 2020, to regain compliance with the minimum bid price requirements with respect to its Class D shares. However, Nasdaq noted that due to the recent COVID-19 outbreak, "the last few weeks have been marked by unprecedented turmoil in U.S. and world financial markets. While the equity markets have functioned well, this turmoil has significantly impacted investor confidence resulting in depressed prices for companies that otherwise remain suitable for continued listing."

Given the extraordinary market conditions due to COVID-19, Nasdaq determined to toll the compliance periods for the bid price and market value of publicly held shares ("MVPHS") requirements (collectively, the "Price-based Requirements") through June 30, 2020.  As a result, the compliance periods for the Price-based Requirements will be reinstated on July 1, 2020 and, therefore, the Company's deadline to regain compliance with the closing bid price standard with respect to shares of its Class D common stock has been extended to December 28, 2020.

During the tolling and compliance periods, the Company's shares of Class D common stock will continue to be listed and traded on the Nasdaq Capital Market. To regain compliance, the closing bid of the Company's Class D shares of common stock must meet or exceed $1.00 per share for at least ten (10) consecutive business days during the tolling period and the 180-calendar day compliance grace period.

If the Company is not in compliance by December 28, 2020, the Company may be eligible for a second 180 calendar day grace period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirements. In addition, the Company would be required to notify Nasdaq of its intent to cure the minimum bid price deficiency by effecting a reverse stock split, if necessary.

If the Company does not regain compliance within the allotted tolling and/or compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company's shares of common stock will be subject to delisting.

The Company intends to monitor its closing bid price for its Class D common stock between now and December 28, 2020 and will consider available options to resolve the Company's noncompliance with the minimum bid price requirement, as may be necessary. While the Company has put a reverse stock split on the agenda for its 2020 Annual Meeting of Shareholders, there can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 URBAN ONE, INC.

                                 /s/ Peter D. Thompson
May 14, 2020                                             Peter D. Thompson
                Chief Financial Officer and Principal Accounting Officer